As filed with the Securities and Exchange Commission on October 15, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW AGE BEVERAGES CORPORATION

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	27-2432263 (I.R.S. Employer Identification No.)

2420 17th Street, Suite 220

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

New Age Beverages Corporation 2016-2017 Long-Term Incentive Plan

(Full title of the plan)

Gregory A. Gould

Chief Financial Officer

New Age Beverages Corporation

2420 17th Street, Suite 220

Denver, CO 80202

(Name and address of agent for service)

(303) 566-3030

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [X]	Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value	5,276,895	(2)	$2.72	(3)	$14,353,154.40	(3)	$1,863.04

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	The number of shares being registered is the aggregate number of shares presently issued or issuable under the New Age Beverages Corporation 2016-2017 Long-Term Incentive Plan.
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, using the average of the high and low prices per share of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on October 11, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares of common stock which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1. Plan Information.

New Age Beverages Corporation (the “Company,” “we,” “us,” or “our”) will provide each participant (the “Recipient”) with documents that contain information related to the New Age Beverages Corporation 2016-2017 Long-Term Incentive Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

Gregory A. Gould, Chief Financial Officer

New Age Beverages Corporation

2420 17th Street, Suite 220

Denver, Colorado 80202

Phone number: (303) 566-3030

Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and Note to Part I of Form S-8.

I-1

REOFFER PROSPECTUS

NEW AGE BEVERAGES CORPORATION

5,276,895 Shares of Common Stock

This reoffer prospectus relates to (i) the sale of 5,152,512 shares of our common stock that may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account, and (ii) the sale of 124,383 shares of our common stock that may be offered and resold from time to time by approximately 423 of our unnamed non-affiliate employees for their own account. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the Nasdaq Capital Market on the date of sale. We will not receive any proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The shares of common stock have been or may be issued pursuant to awards granted under the New Age Beverages Corporation 2016-2017 Long-Term Incentive Plan (the “Plan”). This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “NBEV.” On October 14, 2019, the closing sale price of our common stock on Nasdaq was $2.71 per share.

Investing in our securities involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page 2 of this prospectus, and the risk factors contained in other documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 15, 2019.

NEW AGE BEVERAGES CORPORATION

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

i

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus in its entirety, including the information incorporated by reference herein

Business Overview

We are a Colorado and Utah-based healthy beverages and lifestyles company engaged in the development and commercialization of a portfolio of organic, natural and other better-for-you healthy beverages, liquid dietary supplements, and other healthy lifestyle products. We compete in the growth segments of the beverages industry as a leading one-stop-shop supplier for major retailers and distributors. We also are one of the few companies that commercializes its business across multiple channels including traditional retail, e-commerce, direct to consumer, and the medical channel. We market a full portfolio of Ready-to-Drink (“RTD”) better-for-you beverages including competitive offerings in the kombucha, tea, coffee, functional waters, relaxation drinks, energy drinks, rehydrating beverages, and functional medical beverage segments. We also offer liquid dietary supplement products, including Tahitian Noni Juice, through a direct-to-consumer model using independent distributors called independent product consultants (“IPCs”). We differentiate our brands through functional performance characteristics and ingredients and offer products that are organic and natural, with no high-fructose corn syrup, no genetically modified organisms, no preservatives, and only natural flavors, fruits, and ingredients. We rank as one of the largest healthy beverage companies in the world as well as one of the fastest growing beverage companies according to Beverage Industry magazine annual rankings. Our goal is to become the world’s leading healthy beverage company, with leading brands for consumers, leading growth for retailers and distributors, and leading return on investment for shareholders. Our target market is health-conscious consumers, who are becoming more interested and better educated on what is included in their diets, causing them to shift away from less healthy options such as carbonated soft drinks or other high-caloric beverages and towards alternative beverage choices. We believe consumer awareness of the benefits of healthier lifestyles and the availability of heathier beverages is rapidly accelerating worldwide, and we are capitalizing on that shift.

Our core business is to develop, market, sell, and distribute healthy liquid dietary supplements and ready-to-drink beverages. We compete by differentiating our brands as healthier and better-for-you alternatives that are natural, organic, and/or have no artificial ingredients or sweeteners. Our brands include Tahitian Noni Juice, TruAge, Xing Tea, Aspen Pure®, Marley, Búcha® Live Kombucha, PediaAde, Coco Libre, BioShield, and ‘NHANCED Recovery, all competing in the existing growth and newly emerging dynamic growth segments of the beverage industry. Morinda also has several additional consumer product offerings, including a TeMana line of skin care and lip products, a Noni + Collagen ingestible skin care product, wellness supplements, a line of essential oils and ‘NHANCED CBD Topicals.

Corporate Information

The Company was formed under the laws of the State of Washington on April 26, 2010, under the name American Brewing Company, Inc. (“American Brewing”).

On April 1, 2015, American Brewing acquired the assets of B&R Liquid Adventure, which included the brand, Búcha Live Kombucha. Prior to acquiring the Búcha Live Kombucha brand and business, we were a craft brewery operation. In April 2016, new management assumed daily operation of the business, and began the implementation of a new vision for the Company. In May 2016, we changed our name to Búcha, Inc. (“Búcha”), and then on June 30, 2016, we acquired the combined assets of “Xing” including Xing Beverage, LLC, New Age Beverages, LLC, Aspen Pure, LLC, and New Age Properties. We then shut down all California operations where Búcha was based, relocated the Company’s operational headquarters to Denver, Colorado and changed our name to New Age Beverages Corporation.

In October 2015, we sold American Brewing, including their brewery and related assets, to focus exclusively on healthy beverages. In February 2017, we uplisted onto The NASDAQ Capital Market. In March 2017, we acquired the assets of Maverick Brands, including their brand Coco-Libre. In June 2017, we acquired the assets of Premier Micronutrient Corporation (“PMC”), and also completed the acquisition of Marley Beverage Company (“Marley”) including the brand licensing rights to all Marley brand ready to drink beverages.

1

On December 21, 2018, we completed a business combination with Morinda Holdings, Inc., a Utah corporation (“Morinda”), whereby Morinda became a wholly-owned subsidiary of ours. Morinda is a Utah-based healthy lifestyles and beverage company founded in 1996 with operations in more than 60 countries around the world, and manufacturing operations in Tahiti, the U.S., China, Japan, and Germany. We believe, Morinda was the first company to produce and sell products derived from the noni plant, an antioxidant-rich, natural resource found in French Polynesia that we believe sustains the well-being of those who consume or use it. Morinda is primarily a direct-to-consumer and e-commerce business and works with over 300,000 IPCs worldwide. More than 70% of its business is generated in the key Asia Pacific markets of Japan, China, Korea, Taiwan, and Indonesia. The combination with Morinda provides a portfolio of healthy beverages, with multi-channel penetration spanning traditional retail, e-commerce, and in-home, and hybrid route-to-market spanning direct-store-delivery, wholesale, and direct-to-consumer.

On May 30, 2019, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Brands Within Reach, LLC (“BWR”), Olivier Sonnois, as the sole owner of BWR (the “Seller”), and BWR Acquisition Corp., a newly organized wholly-owned subsidiary of the Company (“Merger Sub”). At the closing on July 10, 2019, the transactions contemplated by the Merger Agreement were completed resulting in the merger of Merger Sub with and into BWR and BWR became our wholly-owned subsidiary. The consideration paid for the Seller’s membership interests in BWR consisted of approximately 108,000 shares of our common stock (as adjusted for the working capital adjustment at closing) and $3,000,000, consisting of a $500,000 cash payment to the Seller and a repayment of $2,500,000 of the outstanding indebtedness of BWR.

We currently have five wholly-owned subsidiaries: NABC, Inc., NABC Properties, LLC (“NABC Properties”), New Age Health Sciences, Morinda and BWR. NABC, Inc. is our Colorado-based operating company that consolidates performance and financial results of our divisions. NABC Properties administers a building owned by New Age in southern Colorado. New Age Health Sciences includes all of our patents and the operating performance for the medical and hospital channels. Utah-based Morinda provides us an additional direct-to-consumer sales channel and access to key international markets. BWR owns key licensing and distribution rights in the United States for some of the world’s leading beverage brands.

Our principal executive offices are located at 2420 17th Street, Suite 220, Denver, CO 80202, and our phone number is (303) 566-3030. Our corporate website address is www.newage.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

About This Offering

This offering relates to the resale by the selling stockholders of up to 5,276,895 shares of common stock, including certain unnamed non-affiliates of the Company, each of whom may sell up to 1,000 shares of common stock. The selling stockholders have or may acquire such shares pursuant to grants made pursuant to the Plan.

RISK FACTORS

An investment in our common stock has a high degree of risk. Before making an investment decision, you should carefully consider the risks discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in other documents incorporated by reference in this prospectus as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

2

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of common stock offered by the selling stockholders. We will receive proceeds from the cash exercise of options, if any. We intend to use such proceeds for general corporate purposes, including working capital.

SELLING STOCKHOLDERS

This prospectus relates to the offering (i) by the selling stockholders named in this prospectus of up to 5,152,512 shares of common stock and (ii) by certain unnamed non-affiliates of the Company of up to 124,383 shares of common stock. Such unnamed non-affiliates of the Company, each of whom may sell up to the lesser of 1,000 shares of common stock or 1% of the shares issuable under the Plan, may use the reoffer prospectus for reoffers and resales.

As of October 14, 2019, a total of 5,276,895 shares of common stock have been issued or are issuable under the Plan for all awards that have been granted under the Plan, and no further grants will be made under the Plan.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the stockholder before this offering as of October 14, 2019. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of October 14, 2019 through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

We have assumed all shares of common stock reflected in the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholders upon the termination of the offering.

3

Selling Stockholder Table

Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Number of Shares Offered		Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering(1)

Trent Albright	2,158	6,500	(2)	-	-
Keith Algrim	3,827	8,500	(3)	-	-
Maria Alonso	1,165	2,500	(4)	-	-
Markus Anderson	825	2,500	(5)	-	-
Phillip Archuleta	682	1,550	(6)	-	-
Monica Ayala	3,828	8,500	(7)	-	-
Shawn Bachman	997	3,500	(8)	-	-
Shelbie Barnhart	330	1,000	(5)	-	-
Jay Barrow	17,980	30,000	(9)	-	-
Joseph Beers	4,825	10,500	(10)	-	-
Omar Bercerrill	330	1,000	(5)	-	-
William Berryhill	4,990	11,000	(10)	-	-
Leon Birdsell	4,825	10,500	(10)	-	-
Ed Brennan	1,255,892	79,074	(11)(46)	1,195,000	1.5%
Gordon Brown III	825	2,500	(5)	-	-
Gregory Bryson	5,492	12,500	(13)	-	-
Victor Bursey	2,330	5,000	(14)	-	-
Trevor Calvin	660	2,000	(5)	-	-
Kellie Canchola	1,828	5,500	(2)	-	-
Matthew Carter	4,990	11,000	(10)	-	-
Mike Carwin	101,055	193,275	(15)	-	-
Isaac Chavez	825	2,500	(5)	-	-
Douglas Chong Jr.	515	1,550	(16)	-	-
Ian Clark	2,330	5,000	(14)	-	-
Mike Cunningham	24,268	62,964	(17)	-	-
Andrew Dahler	330	1,000	(5)	-	-
Adrian Davila	1,162	3,500	(8)	-	-
Linda Davis	2,330	5,000	(14)	-	-
Sean Paul Diandrea	2,158	6,500	(2)	-	-
Juana Dominguez Trejo	495	1,500	(5)	-	-

4

Selling Stockholder Table, Continued

Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Number of Shares Offered		Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering(1)

Michael Donaldson	825	2,500	(5)	-	-
Felipe Duran	498	1,000	(18)	-	-
Eric Eichhorn	3,993	9,000	(7)	-	-
Charles Ence	292,387	292,387	(19)	-	-
Robert Esquibel Jr.	1,165	2,500	(4)	-	-
Rob Evans	32,190	32,190	(20)	-	-
Greg Fea	105,392	79,074	(11)(46)	44,500	*
Arthur Flores Jr.	4,825	10,500	(10)	-	-
Jonathan Gallen	11,155	33,500	(21)	-	-
Tory Garagiola	6,000	14,000	(22)	-	-
Uriel Gomez Rojas	3,334	3,334	(32)	-	-
April Gonzalez	3,657	9,000	(23)	-	-
Mary Govea	3,828	7,500	(7)	-	-
Adam Graves	4,990	11,000	(10)	-	-
Harold Groves Jr.	2,330	5,000	(14)	-	-
Tim Haas	360,892	79,074	(11)(46)	300,000	*
Gerry Haase	199,967	220,000	(24)	60,000	*
Daniel Hamilton	4,990	11,000	(10)	-	-
Savon Hamlin	825	2,500	(5)	-	-
Matthew Hardy	2,987	19,000	(25)	-	-
Alec Harness	495	1,500	(5)	-	-
Brayden Hartbank	825	2,500	(5)	-	-
Avrin Haughton	825	2,500	(5)	-	-
Brian Heffernan	8,812	31,500	(26)	-	-
Curtis Hepner	5,492	12,500	(13)	-	-
Malena Hernandez Dominguez	495	1,500	(5)	-	-
Joshua Hillegass	112,522	227,765	(27)	-	-
Jason Hillman	2,000	4,000	(14)	-	-
Jerad Hurd	2,987	9,000	(25)	-	-
James Jaramillo	330	1,000	(5)	-	-
Marcus Jennings	2,330	5,000	(14)	-	-

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Selling Stockholder Table, Continued

Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Number of Shares Offered		Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering(1)

Paul Jensen III	2,330	5,000	(14)	-	-
Takesha Jones	4,495	9,500	(10)	-	-
Reginald Kapteyn	50,630	68,812	(12)(46)	-	-
Jimmie Killon	495	1,500	(5)	-	-
Amy Kuzdowicz	-	18,182	(28)(46)	-	-
Douglas Lacher	2,330	5,000	(14)	-	-
Jordan Lemmons	825	2,500	(5)	-	-
Brian Link	1,485	4,500	(5)	-	-
Randy Looper	1,650	5,000	(5)	-	-
Jimmy Lopez	4,990	11,000	(10)	-	-
Jonathan Maharrey	5,657	13,000	(13)	-	-
Sean Maher	825	2,500	(5)	-	-
Albert Marquez	4,990	11,000	(10)	-	-
Michael Marr	3,165	6,500	(29)	-	-
Venessa Martin	825	2,500	(5)	-	-
Randy Martinez	4,990	11,000	(10)	-	-
Michael McKinnon	4,990	11,000	(10)	-	-
Jose(Alex) Merino	2,495	5,500	(14)	-	-
Yessica Merino Gonzalez	2,495	5,500	(14)	-	-
Josh Miller	4,825	10,500	(10)	-	-
Lina Molina	495	1,500	(5)	-	-
David Morrison	4,825	10,500	(10)	-	-
Robert Munson	997	3,000	(8)	-	-
Sandra Norton	4,495	9,500	(10)	-	-
Coby O’Gilbert	2,990	8,000	(14)	-	-
Carol Olson	5,320	12,000	(10)	-	-
Draven Parker	997	3,000	(8)	-	-
Kurt Paschke	330	1,000	(5)	-	-
Carlos Perez Gallardo	1,495	3,500	(4)	-	-

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Selling Stockholder Table, Continued

Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Number of Shares Offered		Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering(1)

Raquel Perez Garcia	1,165	2,500	(4)	-	-
Joshua Phillips	682	1,550	(6)	-	-
Adrian Quintana	682	1,550	(6)	-	-
Garcieia Ramos	5,155	11,500	(10)	-	-
William (Kelly) Rando	8,145	20,500	(22)	-	-
Hailey Rehage	498	1,500	(18)	-	-
Jennifer Rhein	1,330	4,000	(4)	-	-
Anthony Richie	515	1,550	(16)	-	-
David Riddle	4,825	10,500	(10)	-	-
Jordan Ridgeway	1,333	1,333	(32)	-	-
Martin Riley	2,330	5,000	(14)	-	-
Jamie Rivera	495	1,500	(5)	-	-
Emparo Rosales	1,165	2,500	(4)	-	-
Sandra Sanchez	495	1,500	(5)	-	-
Christopher Sanner	1,650	5,000	(5)	-	-
Paul Santore	5,657	13,000	(13)	-	-
John Sawyer	997	3,000	(8)	-	-
Hans Schmidt	6,317	15,000	(13)	-	-
Matthew Shea	5,987	14,000	(13)	-	-
Alicia Silva	495	1,500	(5)	-	-
Keith Slackman	2,330	5,000	(14)	-	-
Stuart Smith	4,825	10,500	(10)	-	-
Terry Sperstad	43,922	43,922	(30)	-	-
Timothy Stubblefield	2,158	6,500	(2)	-	-
John Sutton	2,330	5,000	(14)	-	-
Craig Thibideau	17,133	17,133	(31)	-	-
Jacques Thomas III	2,158	6,500	(2)	-	-
Ulises Tovar Saenz	1,162	3,500	(8)	-	-
Anthony Trujillo	2,990	8,000	(14)	-	-
Trifon Tusiou	2,323	7,000	(2)	-	-
Jason VanDyke	4,990	11,000	(10)	-	-
Heather Veliz	498	1,500	(18)	-	-

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Selling Stockholder Table, Continued

Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Number of Shares Offered		Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering(1)

Matthew Vigil	682	1,550	(6)	-	-
Brent Wagner	5,000	5,000	(32)	-	-
Jeremy Warr	19,145	32,000	(33)	-	-
Brent Willis	1,233,269	472,606	(34)	1,109,761	1.4%
Grenetta Yolden	1,828	5,500	(2)	-	-
Claudio Aguiar	-	2,431	(5)	-	-
Mark Allphin	-	2,124	(5)	-	-
Bryce Asay	-	1,605	(5)	-	-
Carl Aure	-	69,682	(35)	-	-
Rachel Baird	-	1,296	(5)	-	-
Mieka Barlow	-	1,487	(5)	-	-
Kristopher (Kris) Barton	-	3,371	(5)	-	-
Adam Bazzelle	-	2,546	(5)	-	-
Licoln Berrio	-	2,058	(5)	-	-
David Bird	-	1,573	(5)	-	-
Peter Boggs	-	1,224	(5)	-	-
Tyler Bristow	-	2,374	(5)	-	-
Summer Brockman	-	2,724	(5)	-	-
Daniel Calley	-	2,946	(5)	-	-
Brandon Carter	-	4,478	(5)	-	-
Nathan Christiansen	-	2,666	(5)	-	-
Victor Chukhry	-	1,512	(5)	-	-
Elise Coles	-	1,687	(5)	-	-
Matthew Coylar	-	2,132	(5)	-	-
Katherine Cook	-	1,060	(5)	-	-
Kira Davis	-	1,281	(5)	-	-
Cody Day	-	5,751	(5)	-	-
Beau Deitlaf	-	1,348	(5)	-	-
Gary DeMille	-	2,194	(5)	-	-
Shixin Deng	-	2,138	(5)	-	-
H. Michael (Mike) Drake	-	17,204	(36)	-	-
Andrew Ficklin	-	1,469	(5)	-	-

8

Selling Stockholder Table, Continued

Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Number of Shares Offered		Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering(1)

Rafael (Scott) Fuhriman	-	2,837	(5)	-	-
David Garcia	-	5,508	(5)	-	-
Julieta Garcia	-	2,317	(5)	-	-
Manuel Gassner	-	1,027	(37)	-	-
Tess Gibb	-	1,730	(5)	-	-
Martin Glass	-	4,773	(5)	-	-
Shane Golding	-	2,793	(5)	-	-
Michael (Todd) Gomm	-	1,535	(5)	-	-
Ivan Gray	-	3,140	(5)	-	-
Jonathan (Jon) Hallstrom	-	4,762	(5)	-	-
Chad Hemelstrand	-	1,641	(5)	-	-
Austin Hemmert	-	1,348	(5)	-	-
Blake Heringer	-	38,607	(38)	-	-
Jason Hilman	-	1,000	(5)	-	-
Tetsuya Hosoya	-	1,101	(37)	-	-
M. Jay Hughes	-	2,670	(5)	-	-
David Hunt	-	1,349	(5)	-	-
Fumiyuki Isami	-	1,155	(37)	-	-
Toshiya Isogai	-	1,044	(37)	-	-
Douglas James	-	2,945	(5)	-	-
Debbie Jarrett	-	1,950	(5)	-	-
Claude Jensen	-	7,628	(5)	-	-
Erik Johnson	-	2,203	(5)	-	-
Jeffrey Johnson	-	5,832	(5)	-	-
Chad Keliiliki	-	1,250	(5)	-	-
Laura Kimball	-	2,665	(5)	-	-
Larry Knight	-	2,354	(5)	-	-
Kenneth R. Knudsen	-	20,761	(39)	-	-
Daniel (Danny) Lange	-	1,267	(5)	-	-
Derek Lee	-	2,550	(5)	-	-
Austin McDaniel	-	1,620	(5)	-	-
Lorin Measom	-	1,328	(5)	-	-
Krista Miller	-	2,073	(5)	-	-

9

Selling Stockholder Table, Continued

Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Number of Shares Offered		Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering (1)

Cindy Morris	-	3,331	(5)	-	-
David Morris	-	3,135	(5)	-	-
Tsukuru Nagahama	-	2,773	(37)	-	-
Ken Ohki	-	1,012	(37)	-	-
Makoto Okhi	-	7,931	(37)	-	-
Adam Olsen	-	2,382	(5)	-	-
Kelvin D. (Kelly) Olsen	-	199,797	(40)	-	-
Thomas Patch	-	1,158	(5)	-	-
Denise Peterson	-	3,374	(5)	-	-
Emily Peterson	-	3,888	(5)	-	-
Nina Peterson	-	1,486	(5)	-	-
Matthew (Matt) Pusey	-	2,462	(5)	-	-
Mariah Reber	-	1,730	(5)	-	-
Richard Rife	-	196,017	(41)	-	-
Laura Robertson	-	3,240	(5)	-	-
Marina Russell	-	2,360	(5)	-	-
Tatsuya Sasaki	-	1,195	(37)	-	-
Michael Schluchter	-	1,834	(37)	-	-
Scott Schramm	-	1,259	(5)	-	-
Julie Seamons	-	2,312	(5)	-	-
Wendy Seidu	-	1,210	(5)	-	-
Jason Sheen	-	2,967	(5)	-	-
Howard Silverman	-	38,013	(42)	-	-
Brian Smith	-	1,577	(5)	-	-
Dave Smith	-	14,305	(43)	-	-
Paul Smith	-	2,937	(5)	-	-
Randall Smith	-	108,000	(37)(48)	-	-
Tyson Sorensen	-	1,442	(5)	-	-
Chen Su	-	3,499	(5)	-	-
Tyler Cody Sutphen	-	1,663	(5)	-	-
Darren Swenson	-	1,030	(5)	-	-
Dylan Thurston	-	2,482	(5)	-	-
Kenneth Tullis	-	2,059	(5)	-	-

10

Selling Stockholder Table, Continued

Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Number of Shares Offered		Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering (1)

Russell (Tyson) Wallace	-	1,467	(5)	-	-
Brett West	-	4,772	(5)	-	-
Shon M. Whitney	-	55,886	(44)	-	-
Jeff Wilkinson	-	3,529	(5)	-	-
Gary Williams	-	37,149	(45)	-	-
John Williams	-	2,583	(5)	-	-
Jonathan (Jon) Williams	-	5,363	(5)	-	-
Clayton (Clay) Winward	-	2,486	(5)	-	-
Joy Yen	-	1,659	(37)	-	-
Greg Clark	-	5,000	(49)	-	-
David Garcia	-	5,000	(49)	-	-
Valencia Pamphile	-	5,000	(49)	-	-
John Wadsworth	-	5,000	(49)	-	-
David Vanderveen	-	5,000	(49)	-	-
Elizabeth Creason	-	27,500	(50)	-	-
Kristen Schmid	-	3,100	(5)	-	-
Gina Porter	-	2,400	(5)	-	-
Greg Gould	66,000	450,000	(51)	-	-
David Lahav	2,279	2,279	(52)	-	-
Mark Bernard	10,000	10,000	(52)	-	-
Mark Gundy	10,000	10,000	(52)	-	-
Frank Commandy	10,000	10,000	(52)	-	-
David Vautrin	60,892	60,892	(20)	-	-
Christian Collocott	20,000	20,000	(52)	-	-
Anthony Haralambos	10,000	10,000	(52)	-	-
Thomas Haralambos	10,000	10,000	(52)	-	-
Daniel Epstein	6,250	6,250	(52)	-	-
Julia Schroeder	41,667	55,000	(53)	-	-
Scott LeBon	278,771	278,771	(54)	-	-
Thomas LeBon	247,486	247,486	(55)	-	-
Bernard Rubin	7,699	7,699	(56)	-	-

11

Selling Stockholder Table, Continued

Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Number of Shares Offered		Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering (1)

Olivier Sonnois	107,602	120,784	(57)	107,602	*
Jeffrey Powers	-	42,126	(58)	-	-
Benedicte Garnier	-	30,166	(59)	-	-
Luis Camino	-	5,344	(5)	-	-
Jennifer Monaco-Lofgren	-	5,344	(5)	-	-
Emilio Vozzolo	-	4,276	(5)	-	-
Jennifer Carter	-	3,741	(5)	-	-
Maria Jacques	-	1,948	(5)	-	-
Mikoyan Co	-	1,781	(5)	-	-
Emmanuelle Bobin	-	1,663	(5)	-	-
Dafina Prelvukaj	-	1,591	(5)	-	-
Cagla Icacan	-	1,544	(5)	-	-
Roland Jardine	-	1,544	(5)	-	-
Karen Juengling	-	1,544	(5)	-	-
Claude Laviscount	-	1,544	(5)	-	-
Wayne Minott	-	1,544	(5)	-	-
James McMichael	-	1,425	(5)	-	-
Stanley Motte	-	1,425	(5)	-	-
Hannah Treis	-	1,425	(5)	-	-
Jahna Woodbury	-	1,235	(5)	-	-
Adrian Noriega	-	1,188	(5)	-	-
Zachary Ross	1,650	1,650	(60)	-	-
Holders with less than 1,000 shares	1,650	124,383	(61)	-	-

* Less than 1%.

(1)	Based on 78,345,294 shares of common stock issued and outstanding as of October 14, 2019.
(2)	Represents shares underlying options, of which 1,333 of such options have vested.

12

Selling Stockholder Table, Continued

(3)	Represents shares underlying options, of which 3,167 of such options have vested.
(4)	Represents shares underlying options, of which 1,000 of such options have vested.
(5)	Represents shares underlying options, of which none of such options have vested
(6)	Represents shares underlying options, of which 517 of such options have vested.
(7)	Represents shares underlying options, of which 3,333 of such options have vested.
(8)	Represents shares underlying options, of which 667 of such options have vested.
(9)	Consists of (i) 10,000 shares of fully vested restricted stock, and (ii) 20,000 shares underlying options, of which 6,000 of such options have vested.
(10)	Represents shares underlying options, of which 4,000 of such options have vested.
(11)	Represents shares issued pursuant to restricted stock grants, of which 60,892 shares are vested.
(12)	Represents shares issued pursuant to restricted stock grants, of which 42,892 shares are vested.
(13)	Represents shares underlying options, of which 4,667 of such options have vested.
(14)	Represents shares underlying options, of which 2,000 of such options have vested.
(15)	Consists of (i) 50,000 shares of fully vested restricted stock, and (ii) 143,275 shares underlying options, of which 47,425 of such options have vested.
(16)	Represents shares underlying options, of which 350 of such options have vested.
(17)	Represents shares underlying options, of which 18,922 of such options have vested.
(18)	Represents shares underlying options, of which 333 of such options have vested.
(19)	Represents shares underlying fully vested options. The selling stockholder is our former chief financial officer.
(20)	Represents vested shares of restricted stock. The selling stockholder is a former director of the Company.
(21)	Represents shares underlying options, of which 10,000 of such options have vested.
(22)	Represents shares underlying options, of which 6,000 of such options have vested.
(23)	Represents shares underlying options, of which 2,667 of such options have vested.
(24)	Consists of (i) 100,000 shares of fully vested restricted stock, and (ii) 120,000 shares underlying options, of which 36,667 of such options have vested.
(25)	Represents shares underlying options, of which 1,667 of such options have vested.
(26)	Represents shares underlying options, of which 6,667 of such options have vested.
(27)	Consists of (i) 50,000 shares of fully vested restricted stock, and (ii) 177,765 shares underlying options, of which 55,922 of such options have vested.
(28)	Consists solely of shares of unvested restricted stock.
(29)	Represents shares underlying options, of which 3,000 of such options have vested.
(30)	Consists of (i) 25,000 shares of restricted stock that are vested, and (ii) 18,922 shares underlying options that have vested.
(31)	Represents shares underlying options, of which 17,133 of such options have vested.
(32)	Represents shares underlying options, all of which have vested.
(33)	Consists of (i) 10,000 shares of restricted stock, all of which are vested, and (ii) 22,000 shares underlying options, of which 7,000 of such options have vested.
(34)	Consists of 472,606 shares underlying options, of which 123,508 of such options have vested. The selling stockholder is the Company’s Chief Executive Officer and a director.
(35)	Consists of (i) 48,596 shares of restricted stock, none of which has vested, and (ii) 21,086 shares underlying options, none of which has vested.
(36)	Consists of (i) 5,400 shares of restricted stock, none of which has vested, and (ii) 11,804 shares underlying options, none of which has vested.
(37)	Represents shares issuable pursuant to restricted stock grant, none of which have vested.
(38)	Consists of (i) 26,998 shares of restricted stock, none of which have vested, and (ii) 11,609 shares underlying options, none of which have vested.
(39)	Consists of (i) 10,799 shares of restricted stock, none of which have vested, and (ii) 9,962 shares underlying options, none of which have vested.
(40)	Consists of (i) 162,000 shares of restricted stock, none of which have vested, and (ii) 37,797 shares underlying options, none of which have vested.

13

Selling Stockholder Table, Continued

(41)	Consists of (i) 162,000 shares of restricted stock, none of which have vested, and (ii) 34,017 shares underlying options, none of which have vested. The selling stockholder is our Chief Legal & Administrative Officer and Secretary.
(42)	Consists of (i) 26,998 shares of restricted stock, none of which has vested, and (ii) 11,015 shares underlying options, none of which have vested.
(43)	Consists of (i) 5,400 shares of restricted stock, none of which has vested, and (ii) 8,905 shares underlying options, none of which have vested.
(44)	Consists of (i) 37,797 shares of restricted stock, none of which has vested, and (ii) 18,089 shares underlying options, none of which have vested.
(45)	Consists of (i) 26,998 shares of restricted stock, none of which has vested, and (ii) 10,151 shares underlying options, none of which has vested.
(46)	The selling stockholder is a director of the Company.
(47)	The selling stockholder is a former director of the Company.
(48)	The selling stockholder is the former President of our wholly-owned subsidiary, Morinda Holdings, Inc.
(49)	Consists solely of shares underlying options, none of which have vested. The selling stockholder provides consulting services to us.
(50)	Consists of (i) 20,000 shares of restricted stock, none of which have vested, and (ii) 7,500 shares underlying options, none of which has vested.
(51)	Consists of (i) 350,000 shares of restricted stock, of which 33,000 are vested, and (ii) 100,000 shares underlying options, none of which have vested. The selling stockholder is our Chief Financial Officer.
(52)	Represents shares of restricted stock, all of which is vested.
(53)	Consists of (i) 35,000 shares of restricted stock that are vested, and (ii) 20,000 shares underlying options, of which 6,667 of such options have vested.
(54)	Consists of (i) 178,771 shares of common stock issued upon the cashless exercise of options for 223,464 shares on October 7, 2018, and (ii) 100,000 shares of common stock issued upon exercise of options on February 7, 2019.
(55)	Consists of (i) 147,486 shares of common stock issued upon the cashless exercise of options for 184,358 shares on October 7, 2018, and (ii) 100,000 shares of common stock issued upon exercise of options on February 22, 2019.
(56)	Consists of shares of common stock issued upon the cashless exercise of options for 10,000 shares on October 26, 2018.
(57)	Consists of (i) 100,000 shares of restricted stock, none of which have vested, and (ii) 20,784 shares underlying options, none of which have vested.
(58)	Consists of (i) 35,000 shares of restricted stock, none of which have vested, and (ii) 7,126 shares underlying options, none of which have vested.
(59)	Consists of (i) 23,753 shares of restricted stock, none of which have vested, and (ii) 6,413 shares underlying options, none of which have vested.
(60)	Represents shares of common stock issued upon the exercise of a stock option.
(61)	Consists of (i) an aggregate of 56,669 shares of unvested restricted stock held by 290 employees, and (ii) an aggregate of 67,714 shares underlying unvested options held by 133 employees.

14

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares of common stock covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

Manner of Sale

The shares of common stock may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling stockholders may sell their shares of common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares of common stock. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of shares of common stock at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on the Nasdaq Capital Market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares of common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

15

If the selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

16

LEGAL MATTERS

The validity of the common stock has been passed upon by Faegre Baker Daniels LLP, Denver, Colorado.

EXPERTS

The consolidated balance sheets of New Age Beverages Corporation and its subsidiaries as of December 31, 2018 and 2017 and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended, appearing in New Age Beverages Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Accell Audit & Compliance, P.A., independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated by reference herein.

The consolidated financial statements of Morinda Holdings, Inc. and Subsidiaries as of and for the years ended December 31, 2017 and 2016, incorporated in this Prospectus by reference from the Current Report on Form 8-K/A of New Age Beverages Corporation dated March 1, 2019, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Such financial statements have been incorporated herein in reliance on the report of each such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS by Reference

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on April 1, 2019;
●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May 9, 2019;
●	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 filed with the SEC on August 8, 2019;
●	Our Current Reports on Form 8-K or 8-K/A filed with the SEC on January 17, 2019, February 25, 2019, March 1, 2019, April 2, 2019, April 11, 2019, April 30, 2019, June 3, 2019, two filings on June 4, 2019, July 12, 2019, July 25, 2019, the first filing on September 24, 2019, and October 11, 2019;
●	Our definitive proxy statement and definitive additional materials on Schedule 14A filed with the SEC on April 16, 2019 and May 1, 2019; and
●	The description of our common stock set forth in the Registration Statement on Form 8-A (as amended) filed with the SEC on February 13, 2017 (File No. 001-38014), and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: 2420 17th Street, Suite 220, Denver, CO 80202, and our phone number is (303) 566-3030.

17

Disclosure Of Commission Position On Indemnification

For Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to our By-Laws, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

Pursuant to the Revised Code of Washington Section 23B.08.320, the articles of incorporation may contain provisions not inconsistent with law that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions shall not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Pursuant to our Articles of Incorporation, as allowed by the Revised Code of Washington, we have chosen to limit the personal liability of a director to the corporation or our shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the directors, for conduct violating RCW 23B.08.310, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

In addition to the above, pursuant to the Revised Code of Washington, Section 23B.08.520, we shall be required to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Pursuant to the Revised Code of Washington Section 23B.08.570, (1) An officer of the corporation who is not a director is entitled to mandatory indemnification under RCW 23B.08.520, and is entitled to apply for court-ordered indemnification under RCW 23B.08.540, in each case to the same extent as a director; (2) The corporation may indemnify and advance expenses under RCW 23B.08.510 through 23B.08.560 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. The Company has chosen to include the indemnification described in the Revised Code of Washington, Section 23B.08.570 for its officers, employees and agents as is stated in Article XIV of its Amended Articles of Incorporation.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Additional Information Available to You

We file annual, quarterly and current reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-8 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

●	Our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on April 1, 2019;
●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May 9, 2019;
●	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 filed with the SEC on August 8, 2019;
●	Our Current Reports on Form 8-K or 8-K/A filed with the SEC on January 17, 2019, February 25, 2019, March 1, 2019, April 2, 2019, April 11, 2019, April 30, 2019, June 3, 2019, two filings on June 4, 2019, July 12, 2019, July 25, 2019, the first filing on September 24, 2019, and October 11, 2019;
●	Our definitive proxy statement and definitive additional materials on Schedule 14A filed with the SEC on April 16, 2019 and May 1, 2019; and
●	The description of our common stock set forth in the Registration Statement on Form 8-A (as amended) filed with the SEC on February 13, 2017 (File No. 001-38014), and any other amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to our By-Laws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

Pursuant to the Revised Code of Washington Section 23B.08.320, the articles of incorporation may contain provisions not inconsistent with law that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions shall not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Pursuant to our Articles of Incorporation, as allowed by the Revised Code of Washington, we have chosen to limit the personal liability of a director to the corporation or our shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the directors, for conduct violating RCW 23B.08.310, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

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In addition to the above, pursuant to the Revised Code of Washington, Section 23B.08.520, we shall be required to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Pursuant to the Revised Code of Washington Section 23B.08.570, (1) An officer of the corporation who is not a director is entitled to mandatory indemnification under RCW 23B.08.520, and is entitled to apply for court-ordered indemnification under RCW 23B.08.540, in each case to the same extent as a director; (2) The corporation may indemnify and advance expenses under RCW 23B.08.510 through 23B.08.560 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. The Company has chosen to include the indemnification described in the Revised Code of Washington, Section 23B.08.570 for its officers, employees and agents as is stated in Article XIV of its Amended Articles of Incorporation.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

With respect to restricted securities to be reoffered or resold pursuant to this registration statement, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Faegre Baker Daniels LLP
10.1	New Age Beverages Corporation 2016-2017 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of our Form 8-K filed with the Securities and Exchange Commission on August 5, 2016)
23.1	Consent of Accell Audit & Compliance, P.A.
23.2 23.3	Consent of Deloitte & Touche LLP Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)

Item 9. Undertakings.

1. The Company hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

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provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 15, 2019.

New Age Beverages Corporation

By:	/s/ Brent Willis
Brent Willis
Its:	Chief Executive Officer
(Principal Executive Officer)

Each person whose signature appears below constitutes and appoints Brent Willis and Gregory Gould, or either of them, as his or her true and lawful attorney in fact and agent, with full powers of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Brent Willis	October 15, 2019
Brent Willis
Chief Executive Officer and Director (principal executive officer)

/s/ Gregory Gould	October 15, 2019
Gregory Gould
Chief Financial Officer (principal financial and accounting officer)

/s/ Greg Fea	October 15, 2019
Greg Fea
Director

/s/ Reginald Kapteyn	October 15, 2019
Reginald Kapteyn
Director

/s/ Ed Brennan	October 15, 2019
Ed Brennan
Director

/s/ Tim Haas	October 15, 2019
Tim Haas
Director

/s/ Amy Kuzdowicz	October 15, 2019
Amy Kuzdowicz
Director